Exhibit 10.6

                         PLEDGE AND SECURITY AGREEMENT

         This Pledge and Security Agreement ("Agreement") is entered into as of May 27, 1998 by and between Telepad Corporation, a Delaware corporation ("Pledgor"), and L&E Mobile Computer Mounts, Inc., a Pennsylvania corporation ("Secured Party").

                                    RECITALS

         A. Pursuant to a Share Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), by and among Pledgor, Secured Party, Dean N. Eisenberger ("Eisenberger") and Christine LeMaire ("LeMaire"), Pledgor purchased on the date hereof from LeMaire and Eisenberger a total of 198 shares of common stock, without par value, of Secured Party (the "Shares"), which represents 100% of Secured Party's outstanding capital stock. At the Closing, pursuant to the Purchase Agreement, Pledgor, among other things, issued and delivered a Note to Secured Party.

         B. As contemplated by the Purchase Agreement, Pledgor desires to secure Pledgor's obligations to pay principal, interest and other amounts payable under the Note (collectively, the "Secured Obligations") by granting to Secured Party a security interest in the Shares ("Pledged Shares") and all dividends and other distributions and rights associated therewith, and all proceeds of the foregoing property (collectively, including the Pledged Shares and foregoing distributions and proceeds, the "Collateral").

         C. All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1.        GRANT AND PERFECTION OF SECURITY INTEREST.

         (a) GRANT OF SECURITY INTEREST. To secure payment of the Secured Obligations, Pledgor hereby grants to Secured Party a security interest in all of Pledgor's right, title and interest in and to the Collateral under the Uniform Commercial Code in effect in the Commonwealth of Pennsylvania (the "Code") and all other applicable laws.

         (b) PLEDGED SHARES. Pledgor hereby pledges to Secured Party as the Collateral for the Secured Obligations all of Pledgor's right, title and interest in and to the Pledged Shares and in and to all dividends, other distributions, cash, instruments, stock rights, rights to subscribe and other property or proceeds in whatever form, from time to time received or receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (collectively, "Distributions").




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         (c) FINANCING STATEMENTS. Upon the request of Secured Party, Pledgor will execute and deliver to Secured Party UCC-1 financing statements, suitable for filing in all appropriate jurisdictions, covering that portion of the Collateral in which a security interest can or may be perfected under the Code by filing a UCC-1 financing statement. Secured Party is authorized to file such financing statements in all places which, in its sole discretion, such filing is appropriate to protect and perfect its rights hereunder. Secured Party is irrevocably authorized to execute and file such continuation statements and other similar documents, which in its sole discretion, it deems appropriate to protect and perfect its rights.

         (d) DELIVERY OF COLLATERAL; FURTHER ASSURANCES. Ninety-eight of the Pledged Shares have been or will be deposited with Eisenberger, and 100 of the Pledged Shares have been or will be deposited with LeMaire, each first as a Secured Party under the Superior Agreements described in Section 6 hereof, and Secondly as agents for the Secured Party, contemporaneously with the execution of this Agreement or, as the case may be, from time to time, immediately after Pledgor's receipt of the certificates evidencing the Pledged Shares. All certificates or instruments evidencing or representing the Pledged Shares and other Collateral shall be delivered to and held by LeMaire and Eisenberger, first pursuant to the Superior Agreements and second as Secured Party's agent and bailee hereunder, and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the request of Secured Party, and at Pledgor's sole expense, Pledgor shall execute and deliver such other instruments and documents as may, in the reasonable opinion of counsel for Secured Party, be appropriate to protect and perfect Secured Party's rights under this Agreement, or otherwise effectuate the purposes of this Agreement.

         (e) NONRECOURSE. Notwithstanding anything herein, in the other Ancillary Agreements or the Purchase Agreement, Secured Party acknowledges and agrees that Pledgor shall not have any personal or direct obligation or liability for or otherwise in respect of the Secured Obligations, and Secured Party's only recourse in respect thereof shall be hereunder against the Collateral and, as a result, Secured Party shall not enforce the obligation and liability of Pledgor to perform and observe the Secured Obligations by any action or judgment wherein a money judgment or specific performance judgment shall be sought against Pledgor, except Secured Party may bring a foreclosure action, action for specific performance or other appropriate action or proceeding solely for the purpose of enabling Secured Party to realize upon the Collateral. Secured Party shall look solely to the Collateral for payment or other satisfaction of the Secured Obligations and the satisfaction of any obligation or liability otherwise arising under or in respect of the Secured Obligations, and if the Collateral shall be insufficient to pay in full or otherwise satisfy the Secured Obligations or to satisfy any obligations or liabilities arising under this Agreement, Pledgor and its successors and assigns shall not be held personally liable or responsible for the payment of any such deficiency.

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         SECTION 2.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR.

         To induce Secured Party to enter into this Agreement, Pledgor represents and warrants to Secured Party as follows:

         (a) FORMAL ACTION. Pledgor has all requisite power and authority to execute, deliver and perform this Agreement.

         (b) ENFORCEABILITY. This Agreement is a legal, valid and binding obligation of the Pledgor, enforceable against Pledgor in accordance with its terms.

         (c) OWNERSHIP. Pledgor is the sole legal and beneficial owner of the Pledged Shares and holds the Pledged Shares free and clear of any and all liens, encumbrances, covenants, conditions, mortgages, security interests, pledges, claims, options, preemptive rights, transfer restrictions, puts, calls, trusts and any and all other restrictions of any kind whatsoever (collectively "Encumbrances"), except for the Permitted Exceptions (as defined below). "Permitted Exception" shall mean (i) the pledge and security interest hereunder,
(ii) as otherwise provided in the Purchase Agreement and (iii) the superior pledges of the Shares which secure certain obligations of Pledgor to LeMaire and Eisenberger pursuant to the Superior Agreements described in Section 6 (the "Superior Pledges").

         (d) VALID, ENFORCEABLE AND PERFECTED. Secured Party has or, upon the delivery of the certificates to Secured Party as provided hereby, will have a valid, enforceable and perfected security interest in all of the Collateral.

         (e) NO TRANSFERS. Except pursuant to the Superior Agreements or Pledgor's rights under the Purchase Agreement, Pledgor shall not sell or otherwise transfer or dispose of the Pledged Shares or any interest therein during such time as it shall be pledged to Secured Party hereunder.

         (f) NO ENCUMBRANCES. Pledgor shall keep the Pledged Shares free from any and all Encumbrances, except for the Permitted Exceptions, and shall defend such Pledged Shares against all claims and demands of all Persons at any time claiming any interest therein.

         SECTION 3.        DISTRIBUTIONS AND RIGHT TO VOTE.

         (a) DISTRIBUTIONS. Pledgor shall not be entitled to receive and retain any distributions payable in respect of the Pledged Interests except that, so long as (i) an Event of Default (as defined below) shall not have occurred and be continuing and (ii) Secured Party has not in respect of such Event of Default caused a transfer of the Pledged Shares, pursuant to Section 4(c), Pledgor shall be entitled to receive and retain all cash dividends payable on the Pledged Shares, including the dividends paid pursuant to Section 8.01(d) of the Purchase Agreement. Secured Party shall execute and deliver to Pledgor all such powers of attorney, dividend orders, and other instruments as Pledgor may request for the purpose of enabling Pledgor to receive the dividends which it is authorized to receive and retain pursuant to this Section 3(a).

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         (b) RIGHT TO VOTE. Pledgor shall not have the right to exercise voting powers pertaining to the Pledged Shares and other Distributions, except that, so long as (i) an Event of Default shall not have occurred and be continuing and
(ii) Secured Party has not in respect of such Event of Default caused a transfer of the Pledged Shares, pursuant to Section 4(c), Pledgor shall have the right to exercise all voting powers pertaining to the Pledged Shares and all other Distributions.

         SECTION 4.        EVENTS OF DEFAULT; REMEDIES.

         (a) Any material default of Pledgor in respect of payment of the Secured Obligations, shall constitute an event of default ("Event of Default") under this Agreement.

         (b) ACCELERATION. Subject to Section 6, upon the occurrence and continuation of an Event of Default, Secured Party may declare, upon five business day's notice to Pledgor, all Secured Obligations immediately due and payable, whereupon they shall become due and payable in their entirety.

         (c) UNIFORM COMMERCIAL CODE AND OTHER REMEDIES. Subject to the provisions of Sections 1(e), 3 and 6, upon the occurrence and continuation of an Event of Default, Secured Party shall have all of the rights and remedies of a secured party in respect of the Collateral under the Code and all other applicable laws, including the following:

                  (1) Secured Party may transfer the Collateral to itself, receive all Distributions thereon and hold the Distributions as Collateral or apply the Distributions to any of the Secured Obligations, and Secured Party may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as Secured Party, in its sole discretion, chooses and exercise all the rights, powers and privileges of ownership of all Pledged Shares.

                  (2) Secured Party shall have the right to receive any and all cash dividends paid in respect of the Pledged Shares and make application thereof to the Secured Obligations, and all Pledged Shares shall, upon the request of Secured Party, be registered in the name of Secured Party and Secured Party may thereafter exercise (A) all voting, corporate and other rights pertaining to such Pledged Shares at any meeting of stockholders or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Shares as if Secured Party was the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other fundamental change in Secured Party's corporate structure, or upon the exercise by Pledgor of any right, privilege or option pertaining to the Pledged Shares).

                  (3) Secured Party, without demand of performance or other demand, presentment or protest of any kind (except the notice provisions set forth below) to or upon Pledgor or (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or

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more parts at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or elsewhere upon such terms and conditions as Secured Party may deem advisable and at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor which right or equity is hereby waived or released. Notwithstanding the "nonrecourse" nature of the Secured Obligations, notice of a proposed sale or other disposition of Collateral shall be given at least 10 business days before such sale or other disposition.

                  (4) Pledgor recognizes that, in the absence of registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Secured Party may be unable to effect a public sale of any or all the Pledged Shares, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall be under no obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws. Secured Party shall be entitled to sell all or any part of the Pledged Shares at a price which it may determine.

                  (5) Secured Party may take title to all Collateral without judicial process pursuant to Section 9-503 of the Code, and in such event, as in the case of any other sale or transfer of the Collateral hereunder, all of the Secured Obligations shall be deemed for all purposes to be satisfied fully and terminated and null and void, and Pledgor shall have no right, title and interest in and to the Collateral, nor any claim in respect thereof, even if the value of the Collateral is greater than the Secured Obligations.

                  (6) Secured Party may sell or otherwise dispose of all Collateral pursuant to Section 9-504 of the Code. Any notification required by
Section 9-504 shall be reasonable if given at least 10 business days before the date of sale.

                  (7) Secured Party may bid for and purchase the Collateral at any public or private sale. In any case in which Secured Party purchases any Collateral, Secured Party shall be entitled to credit to the purchase price of such Collateral all or any portion of the amounts due to them under this Agreement or in respect of the Secured Obligations. Nothing herein is intended to prevent Pledgor from bidding for or purchasing the Collateral at any such private or public sale.

                  (8) Secured Party may enforce its rights hereunder without resort to prior judicial process or judicial hearing, and Pledgor expressly waives, renounces and knowingly relinquishes

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any right under the laws of the United States or any state thereof which might otherwise require a Secured Party to enforce its rights by judicial process. In so providing for a nonjudicial remedy, Pledgor recognizes and concedes that such a remedy is consistent with the usage of the trade, is responsive to commercial necessity, and is the result of bargain at arm's length. Nothing herein is intended to prevent Pledgor or Secured Party from resorting to judicial process at either party's option.

                  (9) Secured Party, as attorney-in-fact pursuant to Section 5 may, in the name and stead of Pledgor, make and execute all conveyances, assignments and transfers of the Pledged Shares sold in accordance with this Agreement. Pledgor shall, if so reasonably requested by Pledgor, ratify and confirm any sale or sales by executing and delivering to Secured Party, or to such purchaser or purchasers (including Secured Party), all such instruments as may, in the reasonable judgment of Secured Party, be advisable for such purpose.

                  (10) The receipt of Secured Party of the purchase money paid at any such sale of Pledged Shares made by it shall be a sufficient discharge therefor to any purchaser (including Secured Party) of the Pledged Shares, or any portion thereof, sold as aforesaid; and no such purchaser or representatives or assigns (other than Secured Party), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any misapplication or non-application of any such purchase money, or any misapplication or non-application of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

         (d) NO OTHER REMEDIES; CONDITION PRECEDENT TO ENFORCEMENT OF REMEDIES. Except for the remedies set forth in this Section 4, upon the occurrence of an Event of Default, Secured Party shall not be entitled to any other remedies provided by law. Notwithstanding anything herein to the contrary, LeMaire and Eisenberger shall be required to transfer and assign to Pledgor, free and clear of any Encumbrances, 475,000 Telepad Preferred Shares each, plus a written instrument executed by each of LeMaire and Eisenberger irrevocably relinquishing all accrued and unpaid dividends with respect to such shares, as a condition precedent to Secured Party's right to seek, or take any action as, a remedy hereunder with respect to any one or more Events of Default; provided, however, if (i) the Telepad Preferred Shares issued to LeMaire and Eisenberger pursuant to the Purchase Agreement shall have converted into Telepad Class A Common Stock, or (ii) a portion of such shares shall have been redeemed by Pledgor, or sold to Pledgor pursuant to LeMaire's or Eisenberger's rights under the Purchase Agreement, resulting in either LeMaire or Eisenberger owning fewer than 475,000 Telepad Preferred Shares, then any shortfall such shares shall be satisfied by transferring and assigning to Pledge or an equal number of shares of Telepad Class A Common Stock.

         (E) PROCEEDS. Secured Party shall apply the cash proceeds actually received from any foreclosure sale, lease, collection or other disposition of the Collateral as follows: (1) first, to reasonable attorneys' fees and all expenses (including court costs, advertising expenses, auctioneer's fees, premiums for any required bonds, auditor's fees, amounts advanced for taxes and other expenses) incurred by Secured Party in attempting to enforce the Secured Obligations or this

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Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; (2) second, to the discharge of the Secured Obligations, and (3) further, to pay any remaining surplus to Pledgor.

         (f) COSTS OF ENFORCEMENT. If an Event of Default occurs, whether or not Secured Party pursues any of the remedies set forth in this Section 4, Pledgor shall be responsible for and shall pay on demand all costs and expenses incurred by Secured Party in protecting or enforcing its rights hereunder, including reasonable attorneys' fees, all of which obligations are secured by and subject to this Agreement, including Sections 1(e) and 4(d).

         (g) SATISFACTION. Upon the performance in full of the Secured Obligations in accordance with their respective terms, on the date thereof (i) all of the pledge and security and other interests of Secured Party hereunder to and otherwise in respect of the Collateral shall be released and terminated, and
(ii) Secured Party shall return the Collateral to Pledgor free of any and all Encumbrances.

         SECTION 5.        ATTORNEY-IN-FACT.

         Pledgor hereby appoints the president of Secured Party, her successors and assigns and all other Persons deriving title under Secured Party, severally, which appointment is irrevocable and coupled with an interest, as Pledgor's lawful attorney-in-fact, with full power of substitution, in the name of Pledgor, for the sole use and benefit of Secured Party while any Event of Default shall be continuing, to exercise all or any of the following actions with respect to all or any of the Pledged Shares:

         (i) to vote the Pledged Shares for the purposes of electing and removing members of Secured Party's Board of Directors;

         (ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due;

         (iii) to settle, compromise, initiate, prosecute or defend any action or proceedings with respect thereto; and

         (iv) to sign, seal and deliver any transfer or other documents or form in the name of Pledgor which may be necessary or desirable for or in connection with the perfecting of Secured Party title to or for vesting the Pledged Shares or its nominee(s), or in any purchaser in any sale of the Pledged Shares, and otherwise generally to sign, seal and deliver and otherwise perfect any other pledge, charge, or other obligation referred to in this Agreement provided that Secured Party shall give Pledgor not fewer than 10 business days prior written notice of the time and place of any sale or other intended disposition of any Pledged Shares.

         SECTION 6.        NOTICE OF BAILMENT FOR SUBORDINATE PLEDGE.

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         The parties agree and acknowledge 100 of the Pledged Shares are subject to a superior pledge by Pledgor to LeMaire and 98 Pledged Shares are subject to a superior pledge by Pledgor to Eisenberger, in each case to secure Pledgor's obligations under the Purchase Agreement pursuant to a Pledge and Security Agreement between Pledgor and each Seller dated of even date herewith (the "Superior Agreements"). Secured Party agrees that each Seller shall hold the Collateral pledged to him or her under the Superior Agreements, first as a secured party under the Superior Agreements, and secondly as bailee and agent for Secured Party. The parties agree that the obligations secured by this Agreement are inferior and subordinate in priority to the interests of Sellers. The subordination and priorities herein specified are applicable irrespective of the time or order of attachment or perfection of security interest; the time or order of filing or recording of financing statements, deeds, deeds of trust, or mortgages, or the time of giving or failure to give notice of acquisition or expected acquisition of purchase-money or other security interests. Until the secured obligations under the Superior Agreements have been satisfied in full, Secured Party shall not enforce any interests with respect to this Agreement or the Collateral. Sellers shall not be obligated, or have a duty hereunder, to enforce any interests under the Superior Agreements or in or to the Collateral for the benefit of Secured Party nor to attach, levy upon, execute against, exercise any rights to, assert any claim on or interest in, take any action against, or institute any proceedings with respect to Pledgor or any of Pledgor's assets. Sellers may waive, delay or fail to take any action either to enforce their rights with respect to the secured obligations or to exercise any right or remedy against Pledgor or its assets, without any loss of any rights by Sellers in such secured obligations, and without affecting the subordination and priority hereunder, and Sellers may surrender or release any Collateral, change, alter, renew, extend, forbear, continue, compromise, or waive any rights or claims, extend further credit or engage in other dealings, and fail to, or refuse to, act with respect to any of the foregoing, without giving rise to any duties or obligations, fiduciary or otherwise, to Secured Party, regardless of the effect on the value of the Collateral.

         SECTION 7.        MISCELLANEOUS.

         (a) GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts executed and performed within the Commonwealth of Pennsylvania (other than the law governing conflict of law questions). All terms used in this Agreement which are defined in the Code shall be construed in accordance with such definitions unless otherwise required by the context.

         (b) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes any and all prior agreements and understandings between the parties with respect to such subject matter.

         (c) AMENDMENT. This Agreement may be amended only in a writing signed by each of the parties.

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         (d) WAIVER. No waiver shall be effective against any party unless it is in a writing signed by that party. No waiver by Secured Party of any breach of any term or covenant contained in this Agreement shall operate as a waiver of such term or covenant itself, or of any subsequent breach thereof.

         (e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors or administrators, representatives and assigns.

         (g) CUMULATION OF RIGHTS AND REMEDIES. No right or remedy of Secured Party under this Agreement is intended to be exclusive of any other right or remedy contained in this Agreement, or in any instrument or document delivered in connection with or pursuant to this Agreement and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         (h) NOTICE. All notices, requests, consents, demands and other communications with respect to this Agreement shall be in writing and shall be deemed duly given when delivered (or refused upon attempted delivery in accordance herewith), personally or mailed by certified mail, return receipt requested, postage prepaid, or by an overnight carrier that provides a written confirmation of delivery, addressed as follows (or at such other address for Secured Party or Pledgor as shall be specified by like notice):

         Secured Party:               L & E Mobile Computer Mounts, Inc.
                                      1013 Conshohocken Road, Bld.4
                                      Conshohocken, Pennsylvania 19428-0978
                                      Attention: President

         with a copy to:              Kane & Silverman, P.C.
                                      Suite IC-44
                                      2401 Pennsylvania Avenue
                                      Philadelphia, Pennsylvania 19130
                                      Attention: Michael C. Kane, Esq.

         Pledgor:                     Telepad Corporation
                                      380 Herndon Parkway
                                      Suite 1900
                                      Herndon, Virginia 20170
                                      Attention: Donald W. Barrett, Chairman and
                                      Chief Executive Officer

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         with copy to:                Arent Fox Kintner Plotkin & Kahn, PLLC
                                      1050 Connecticut Avenue, N.W.
                                      Washington, D.C.  20036-5339
                                      Attention:  Carter Strong, Esquire



         (i) WAIVER OF CERTAIN DEFENSES. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien or security interest on the Collateral, Secured Party may release the Secured Obligations, may release any Person at any time liable for any of the Secured Obligations, or may release any part of the security held for the Secured Obligations and may extend the time of payment or otherwise modify the terms of the Secured Obligations or this Agreement without in any way impairing or affecting the existence or priority of the lien and security interest of this Agreement. Secured Party may resort for the payment of the Secured Obligations to the Collateral in such order and manner as Secured Party may elect.

         (j) HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         (k) SEPARABILITY. The invalidity or unenforceability of any provisions of this Agreement shall not impair the validity or enforceability of any other provision.

         (l) GENERAL INTERPRETIVE RULES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (1) the use of any gender herein shall be deemed to include the other genders; (2) references herein to "Sections" and other subdivisions without reference to a document are to designated Sections and other subdivisions of this Agreement;
(3) reference to a Subsection without further reference to a Section is a reference to such Subsection contained in the same Section in which the reference appears and this rule shall also apply to paragraphs and other subdivisions; (4) "including" means "including but not limited to"; (5) the words "herein," hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (6) the words "business day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Philadelphia, Pennsylvania are required or authorized to close.

         (m) JURISDICTION. PLEDGOR (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND OF ANY COMMONWEALTH OF PENNSYLVANIA COURT SITTING IN THE CITY OF PHILADELPHIA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CIRCUIT COURT OR FEDERAL COURT; (B) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES OF SUCH PROCESS TO MAKER

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IN THE MANNER PROVIDED IN SECTION 6 ABOVE; AND (C) AGREES THAT A FINAL JUDGMENT
IN ANY SUCH ACTION OR PROCEEDING, NOT SUBJECT TO FURTHER APPEAL, SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         WAIVER OF JURY TRIAL. PLEDGOR HEREBY (I) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY PLEDGOR, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. SECURED PARTY IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF PLEDGOR'S HEREIN CONTAINED WAIVER OF THE RIGHT TO TRIAL BY JURY. FURTHER, PLEDGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SECURED PARTY (INCLUDING SECURED PARTY'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO PLEDGOR THAT SECURED PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY PROVISION.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                PLEDGOR:

ATTEST:                         TELEPAD CORPORATION,
/s/ Robert D. Russell           a Delaware corporation
____________________________
Robert D. Russell, Secretary

                                By: /s/ Donald W. Barrett
                                    ____________________________________________
                                    Donald W. Barrett, Chairman of the Board and
                                    Chief Executive Officer

                                SECURED PARTY:

                                L&E Mobile Computer Mounts, Inc.

                                /s/ Christine LeMaire
                                ________________________________
                                By: Christine LeMaire, President

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